Exhibit 24
LIMITED POWER OF ATTORNEY FOR
WASHINGTON TRUST BANCORP, INC. RULE 144 AND SECTION 16 REPORTING
OBLIGATIONS

Know all men by these presents, that the undersigned hereby constitutes and appoints Kristen L. DiSanto, Maria N. Janes and Andrew J. Bicknell, and each of them severally, the undersigneds true and lawful attorneys and agents, with the power to act with or without the other, to:
(a) submit to the Securities and Exchange Commission (the SEC) via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain credentials enabling the undersigned to make electronic filings with the SEC with respect to securities of Washington Trust Bancorp, Inc. (the Corporation);
(b) act or authorize an individual or entity to act as an account administrator for the undersigneds EDGAR account, with authority to appoint, remove and replace account administrators, technical users, account users, and delegated entities;
(c) accept or authorize an individual or entity to accept a delegation for authority from the undersigneds EDGAR account administrators;
(d) authorize the Corporation's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account, maintain and certify the accuracy of information on the undersigned's EDGAR account dashboard, and any other actions necessary or appropriate to manage the undersigneds EDGAR account and credentials;
(e) execute and file with the SEC, on behalf of the undersigned, any forms required to be filed by the undersigned pursuant to regulations under
Section 16 of the Securities Exchange Act of 1934, as amended (Section 16), or pursuant to Rule 144 under the Securities Act of 1933, as amended (Rule
144), in connection with transactions engaged in or to be engaged in by the undersigned in securities of the Corporation and any and all amendments to such forms, and any and all instruments or documents filed as part of or in connection with such forms and amendments.
(f) take any other action deemed beneficial or legally required in connection with the foregoing.
The undersigned hereby ratifies and confirms all that foregoing attorneys and agents and each of them shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys and agents and each of them, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 and Rule 144.
This Power of Attorney (POA) shall remain in full force and effect until the undersigned is no longer required to file forms pursuant to regulations under Section 16 or Rule 144 with respect to the undersigned's holdings of and transactions in securities of the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys and agents. This POA may be filed with the SEC as a confirming statement of the authority granted herein.
IN WITNESS WHEREOF, the undersigned has caused this POA to be executed as of this 15th day of September 2025.
Signature: /s/ James C. Brown
Print Name: James C. Brown